UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008

Aon Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7933	36-3051915
(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street

Chicago, Illinois 60601

(Address of principal executive offices) (zip code)

(312) 381-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On April 1, 2008, Aon Corporation (“Aon”) consummated the previously announced sale of 100% of the issued and outstanding capital stock of Combined Insurance Company of America (“CICA”) to ACE Limited (“ACE”).  CICA is a provider of Supplemental Accident & Health and Life insurance products targeted primarily to middle-income consumers in North America, Europe and Asia.  The consideration received from ACE at the closing consisted of $2,400,000,000 in cash, plus an additional $161,000,000 in cash based on Aon’s preliminary calculation of CICA’s net worth as of the closing.  Pursuant to the terms of the previously disclosed Stock Purchase Agreement, dated as of December 14, 2007, between Aon and ACE (the “CICA Purchase Agreement”), the final purchase price is subject to a post-closing adjustment based upon the net worth of CICA as of the closing compared to a target level of $1,174,000,000.  Immediately prior to the consummation of the transactions contemplated by the CICA Purchase Agreement, Aon caused CICA to pay a one-time dividend of $325,000,000 to Aon consisting of (1) cash, and (2) certain non-cash financial assets (collectively, the “Special Dividend”).

On April 1, 2008, Aon also consummated the previously announced sale of 100% of the issued and outstanding capital stock of Sterling Life Insurance Company, a wholly owned subsidiary of CICA (“Sterling”), and Olympic Health Management Systems, Inc., an indirect, wholly owned subsidiary of Aon (“Olympic”), to Munich-American Holding Corporation (“Munich”).  Sterling is a provider of private Medicare-related insurance products targeted specifically to the U.S. Senior market.  Olympic serves as the third party administrator principally for the Sterling business.  The consideration received from Munich at the closing consisted of $352,000,000 in cash.  Pursuant to the terms of the previously disclosed Stock Purchase Agreement, dated as of December 14, 2007, between Aon and Munich (the “Sterling Purchase Agreement”), the final purchase price is subject to a post-closing adjustment based upon the net worth of Sterling and Olympic as of the closing compared to a target level of $202,000,000.

The descriptions of the CICA Purchase Agreement and Sterling Purchase Agreement contained in this Current Report on Form 8-K are qualified in their entirety by reference to the text of the CICA Purchase Agreement and Sterling Purchase Agreement, respectively, which are incorporated by reference herein from Exhibits 2.4 and 2.5 to Aon’s Annual Report on Form 10-K filed on February 28, 2008.

On April 1, 2008, Aon issued a press release announcing the closing of the sales contemplated by the CICA Purchase Agreement and the Sterling Purchase Agreement and the payment of the Special Dividend (the “Press Release”).  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(b)           Pro Forma Financial Information.

The following unaudited, pro forma condensed consolidated financial statements are based on the historical financial statements of Aon and are adjusted to give effect to the April 1, 2008 sale of CICA, Sterling and Olympic. No adjustments are necessary to reflect the payment of the Special Dividend in these pro forma condensed consolidated financial statements as the Special Dividend was not reclassified to “Assets held for sale” in the financial statements and related notes included in Aon’s Annual Report on Form 10-K for the year ended December 31, 2007.  The pro forma consolidated balance sheet as of December 31, 2007 is presented as if the disposition of CICA, Sterling and Olympic had occurred on December 31, 2007.  The pro forma statement of income for the year ended December 31, 2007 is presented as if the disposition of CICA, Sterling and Olympic had occurred on January 1, 2007.  The pro forma information does not purport to present the financial position or results of operations of Aon had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations in the future.  The pro forma financial information is based on certain assumptions and adjustments described in the Notes to Pro Forma Financial Information and should be read in conjunction therewith and with the financial statements and related notes included in Aon’s Annual Report on Form 10-K for the year ended December 31, 2007.

The unaudited pro forma condensed consolidated financial statements of Aon are filed as Exhibit 99.2 hereto and incorporated by reference herein.

(d)           Exhibits.

Exhibit Number	Description of Exhibit
2.1

Stock Purchase Agreement, dated as of December 14, 2008, between Aon Corporation and ACE Limited (incorporated by reference to Exhibit 2.4 of Aon Corporation’s Annual Report on Form 10-K filed on February 28, 2008).*

2.2

Stock Purchase Agreement, dated as of December 14, 2008, between Aon Corporation and Munich-American Holding Corporation (incorporated by reference to Exhibit 2.5 of Aon Corporation’s Annual Report on Form 10-K filed on February 28, 2008).*

99.1	Press Release issued by Aon Corporation on April 1, 2008.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Aon Corporation.

* The exhibits and schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The registrant will furnish copies of any exhibits or schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AON CORPORATION

	By:	/s/ Christa Davies
	Name:	Christa Davies
	Title:	Executive Vice President and Chief Financial Officer

Date: April 7, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1

Stock Purchase Agreement, dated as of December 14, 2008, between Aon Corporation and ACE Limited (incorporated by reference to Exhibit 2.4 of Aon Corporation’s Annual Report on Form 10-K filed on February 28, 2008).*

2.2

Stock Purchase Agreement, dated as of December 14, 2008, between Aon Corporation and Munich-American Holding Corporation (incorporated by reference to Exhibit 2.5 of Aon Corporation’s Annual Report on Form 10-K filed on February 28, 2008).*

99.1	Press Release issued by Aon Corporation on April 1, 2008.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Aon Corporation.

* The exhibits and schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The registrant will furnish copies of any exhibits or schedules to the Securities and Exchange Commission upon request.